UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): February 11, 2026
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TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,	Chicago,	Illinois	60661
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (312) 985-2000
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐    Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐    Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TRU	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On February 11, 2026, TransUnion Intermediate Holdings, Inc. (“Holdings”), Trans Union LLC (the “Borrower”), certain wholly-owned subsidiaries of TransUnion (the “Company”), Deutsche Bank AG New York Branch, as the administrative agent and the collateral agent, and the lenders party thereto, entered into Amendment No. 25 (the “Amendment”) to the Third Amended and Restated Credit Agreement, dated as of August 9, 2017 (as amended, amended and restated, supplemented and/or otherwise modified from time to time, including pursuant to the Amendment, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein have the respective meanings given such terms in the Credit Agreement.
Pursuant to the Amendment, the Credit Agreement was amended to establish $400,000,000 of incremental revolving credit commitments (the “Incremental Commitments”) under the Revolving Credit Facility. Immediately after giving effect to the incurrence of the Incremental Commitments, the aggregate amount of Revolving Credit Commitments under the Credit Agreement was $1,000,000,000. In addition, all of the obligations under the Loan Documents were reaffirmed in all respects.
Holdings and its direct and indirect wholly-owned subsidiaries party to the Credit Agreement and ancillary agreements and documents (other than the Borrower) continue to provide an unconditional guaranty of all amounts owing under the Credit Agreement. With certain exceptions, the obligations are secured by a first-priority security interest in substantially all of the assets of the Borrower, Holdings and the other guarantors, including their investments in subsidiaries. The Credit Agreement continues to contain various restrictions and nonfinancial covenants, including restrictions on dividends, investments, dispositions, future borrowings and other specified payments.
The Incremental Commitments have the same terms as the Revolving Credit Commitments in effect immediately prior to the Amendment.
Item 2.02 Results of Operations and Financial Condition.
On February 12, 2026, TransUnion issued a press release announcing results for the quarter ended December 31, 2025. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On February 12, 2026, management reviewed a slide presentation during the Company’s fiscal 2025 fourth quarter earnings conference call. The presentation materials are attached hereto as Exhibit 99.2 and incorporated herein by reference. These materials may also be used by the Company at one or more subsequent conferences with analysts, investors, or other stakeholders.
The information contained in the attached presentation materials is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission filings and other public announcements. The Company undertakes no duty or obligation to publicly update or revise this information, although it may do so from time to time.
The information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release of TransUnion dated February 12, 2026, announcing results for the quarter ended December 31, 2025.
99.2	Earnings call presentation materials for the quarter ended December 31, 2025.
104	Cover page Interactive Data File (embedded within the inline XBRL file).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date: February 12, 2026	By:	/s/ Todd M. Cello
	Name:	Todd M. Cello
	Title:	Executive Vice President, Chief Financial Officer